STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement (the "Agreement") is made and entered into this 29th day of July 2004, by and among DeBas Chocolate, Inc., a California corporation (the "Company"), Guy Debbas and Wendy Debbas (collectively "Seller" or "Debbas") and House of Brussels Chocolates Inc., a Nevada corporation ("Purchaser" or "Brussels").

WHEREAS, the Seller owns 10,000 shares of common stock, no par value (the "Shares") of the Company, which Shares represent all of the shares of capital stock of the Company presently outstanding; and

WHEREAS, Guy Debbas serves as President of the Company; and

WHEREAS, the Seller desires to sell the Shares of the Company to Brussels on the terms and conditions set forth herein; and

WHEREAS, Brussels desires to purchase the Shares of the Company from Seller on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES

Section 1.1   Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) the Seller hereby agrees to sell, transfer, convey and deliver to Brussels all of the Shares of common stock of the Company, free and clear of all encumbrances, which represents all of the outstanding capital stock of the Company, and shall deliver to Brussels stock certificates representing the Shares, duly endorsed to Brussels or accompanied by duly executed stock powers in form and substance satisfactory to Brussels.

Section 1.2   Purchase Price. As consideration for the purchase of the Shares, Brussels shall pay to Seller total consideration of $1,130,000 (the "Purchase Price") payable as follows:

1)	$200,000 payable to the Seller by check, or wire transfer at the Closing (as hereinafter defined), of which $150,000 shall be set aside in escrow (the "Escrow Cash") to secure the Purchaser as set out in the Escrow Agreement as provided for herein; and

2)	$930,000 payable in restricted shares of common stock of Brussels (the "Brussels Common Stock"), $.001 par value. The number of shares to be issued in satisfaction of the Purchase Price shall be calculated using the average market closing price for Brussels Common Stock for the five (5) consecutive business days preceding the Closing (as hereinafter defined). Shares representing a value of $650,000 of the shares issued by Brussels shall be set aside in escrow (the "Escrow Shares") for one (1) year to secure Purchaser against the risk of undocumented liabilities and non-performance under the guarantees contained herein.

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    Section 1.3   Cancellation of Company Indebtedness. With respect to the Purchase Price, all indebtedness owed by the Company to any related party as of July 29, 2004, shall be cancelled and forgiven in conjunction with the transaction contemplated herein, except as follows:

(i)	That credit card debt amounting to approximately $126,764, personally guaranteed by Guy Debbas shall remain an indebtedness of the Company subsequent to Closing. Brussels shall have the obligation to make all payments related to the credit card debt on a timely basis and shall use its best efforts to extinguish such debt as soon as it is practicable.

(ii)	The proceeds from that bank debt from World Savings advanced by Guy Debbas and amounting to approximately $283,091 (personally guaranteed by Guy Debbas and collateralized by his personal property) shall be settled by Brussels. Brussels shall have ninety (90) days from Closing to replace Guy Debbas as principal guarantor and substitute the collateral belonging to Guy Debbas, or alternatively to pay $283,091 of the indebtedness.

(iii)	Advances and loans in the amount of $70,000 due and payable to Donald and Betty Warnes to be paid in full at Closing. All other indebtedness to Donald or Betty Warnes shall be cancelled and forgiven in conjunction with the transaction.

ARTICLE II
CLOSING

Section 2.1   The Closing. The closing of the transactions contemplated by this Agreement shall take place on July 29, 2004 (the "Closing Date"), at the offices of Debas, or at such other time and place as agreed upon among the parties hereto (the "Closing").

Section 2.2   Delivery and Execution. At the Closing: (a) the Seller shall deliver to Brussels certificates evidencing the Shares of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Brussels or accompanied by duly executed stock powers in form and substance satisfactory to Brussels against delivery by Brussels to the Seller of payment in an amount equal to the Purchase Price of the Shares being purchased by Brussels in the manner set forth herein; (b) the Related Transactions (as defined below) shall be consummated concurrently with the Closing; and (c) the Conditions to Closing of the Seller and Brussels as set forth in Article V and VI, respectively, shall have been satisfied or waived in writing by the party authorized to waive such condition.

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Section 2.3   Related Transactions. In addition to the purchase and sale of the Shares, the following actions shall take place contemporaneously at the Closing (collectively, the "Related Transactions"):

(i)	Purchaser will enter into a five (5) year employment agreement with Guy Debbas at an annual compensation of $100,000 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 2.3(i);

(ii)	Guy Debbas and Wendy Debbas will execute any and all documents necessary to convey to the Company all right, title and interest which Guy Debbas and Wendy Debbas have to the Company’s operating facilities located at 5877 E. Brown, Fresno, CA 93727 (the "Building") free and clear of any liens claims or encumbrances, except for the first lien mortgage with Business Loan Center, Inc. (in the approximate amount of $732,000) and except for obligations disclosed to Brussels by the Sellers which have become liens on title and exceptions to title which are normal utility, tax or other similar title exceptions and any rights they may have under any leases relating to the Building between them and the Company;

(iii)	Guy Debbas and Wendy Debbas shall cancel and terminate any existing leases between them and the Company relating to the Building;

(iv)	Seller will enter into a Revenue Guarantee Agreement to provide an annual $3,000,000 "Minimum Revenue Guarantee" to Purchaser for one (1) year following the Closing (the "Revenue Guarantee"), a copy of which is attached hereto as Exhibit 2.3(iv). In the event Seller fails to meet the Minimum Revenue Guarantee, Shares representing a value of $98,000 of the Escrow Shares shall be forfeited to Purchaser and shall be immediately cancelled by Brussels;

(v)	Seller and Purchaser will enter into the Escrow Agreement (the "Escrow Agreement") pursuant to which the Escrow Shares and the Escrow Cash shall be delivered in the name of the Seller to be held and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement in the form attached hereto as Exhibit "A"; and

(vi)	Seller shall provide evidence of cancellation and forgiveness of related party debt, all as reflected in Exhibit 2.3(vi) hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER AND THE COMPANY

The Seller and the Company, jointly and severally, hereby represent and warrant to Brussels as follows:

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Section 3.1.   Organization, Good Standing and Qualification. The Company (i) is an entity duly organized, validly existing and in good standing under the laws of the state of California, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Seller or the Company.

At Closing, the authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, of which 10,000 shares are validly issued and outstanding. There are no shares of preferred stock authorized or issued and there is no other class of capital stock authorized or issued by the Company. All of the issued and outstanding shares of common stock of the Company are owned by the Seller and are fully paid and non-assessable. None of the shares issued are in violation of any preemptive rights. The Company has no obligation to repurchase, reacquire, or redeem any of its outstanding capital stock. There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of the Company.

Section 3.2   Subsidiaries. The Company has no subsidiaries.

Section 3.3  Ownership of the Shares. The Seller owns, beneficially and of record, all of the Shares of the Company free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances. The Seller has the unrestricted right and power to transfer, convey and deliver full ownership of the Shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority. Upon the transfer of the Shares to Brussels as contemplated herein, Brussels will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.4   Authorization. Seller represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by for himself and his spouse. All action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken and will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of Seller enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

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All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken or will be taken prior to the Closing. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Section 3.5  Seller’s Access to Information. The Seller hereby confirm and represent that he (a) has received a copy of Purchaser’s Form 10-KSB for the year ended April 30, 2003, and a copy of Purchaser’s Form 10-QSB for the quarters ended July 31, 2003, October 31, 2003 and January 31, 2004; (b) has been afforded the opportunity to ask questions of and receive answers from representatives of the Purchaser concerning the business and financial condition, properties, operations and prospects of the Purchaser; (c) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (d) has had an opportunity to engage and is represented by an attorney of its choice; (e) has had an opportunity to negotiate the terms and conditions of this Agreement; (f) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (g) has been provided with and given an opportunity to review all current information about the Purchaser. The Seller has asked such questions about the Purchaser as it desires to ask and all such questions have been answered to the full satisfaction of the Seller.

Section 3.6  Acquisition of Stock for Investment. The Seller understands that any issuance of Brussels Common Stock (as referenced in Section 1.2 herein) will not have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and are accordingly, are restricted securities, and the Seller represents and warrants to the Purchaser that the Seller’s present intention is to receive and hold the Brussels Common Stock for investment only and not with a view to the distribution or resale thereof.

Additionally, the Seller understands that any sale of any Brussels Common Stock issued, under current law, will require either (a) the registration of the Brussels Common Stock under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, the Seller hereby consent to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Brussels Common Stock acquired hereby until the Brussels Common Stock has been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

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Section 3.7  No Breaches or Defaults. The execution, delivery, and performance of this Agreement by the Seller and the Company does not: (i) conflict with, violate, or constitute a breach of or a default under, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Shares, or (iii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which the Seller or the Company is a party or by which the Shares may be bound or affected. For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, "Legal Requirement" means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 3.8  Accounts Receivable of the Company. Seller and the Company represent that the account receivable balances of the Company are current and fully collectible. The Accounts Receivable of the Company as of July 19, 2004 are set forth in Exhibit 3.8. In the event more than five percent (5%) of such receivables prove uncollectible, the Seller shall forfeit for cancellation to Purchaser shares from its Escrow Shares equal in dollar value to the amount of all uncollectible receivables in excess of five percent (5%) of the receivables outstanding at the Closing (the "Receivable Guarantee"). The number of shares of Brussels Common Stock to be forfeited and cancelled in satisfaction of this Receivable Guarantee shall be calculated using the average market closing price for shares of Brussels Common Stock for the five (5) consecutive business days preceding the date(s) at which such receivables are written off from Purchaser’s accounting records.

Section 3.9  Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of the Seller or the Company in connection with the execution and delivery by the Seller or the Company of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 3.10     Pending Claims. There is no claim, suit, arbitration, investigation, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of the Seller’s or the Company’s knowledge, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon Seller or the Company or the transfer by Seller to Brussels of the Shares under this Agreement, nor is there any basis known to Seller for any such action. No litigation is pending, or, to Seller’s or the Company’s knowledge, threatened against Seller or the Company, or their assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby. Neither Seller nor the Company is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them or which would affect the Company or the Shares to be transferred under this Agreement.

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Section 3.11     Taxes. Except as set forth in Exhibit 3.11, the Company has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns. The Company has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and is not delinquent in the payment of any tax or governmental charge of any nature. No assessments or notices of deficiency or other communications have been received by the Company with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

Section 3.12     Financial Statements. Seller and the Company have delivered to Brussels the unaudited balance sheets of the Company as of March 31, 2004, December 31, 2002 and 2003, together with the related unaudited statements of income, for the periods then ended (collectively referred to as the "Financial Statements"). Such Financial Statements, including the related notes, are in accordance with the books and records of the Company and fairly represent the financial position of the Company and the results of operations and changes in financial position of the Company as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis. Except as, and to the extent reflected or reserved against in the Financial Statements, the Company, as of the date of the Financial Statements, has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise, not fully reflected or reserved against in the Financial Statements. As of the Closing Date, Seller and the Company represent there have been no adverse changes in the financial condition or other operations, business, properties or assets of the Company in excess of $5,000 from that reflected in the latest financial statements of the Company as furnished pursuant to this Agreement.

Section 3.13     Labor Matters. The Company is not a party or otherwise subject to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against the Company any labor disputes, strikes or work stoppages. To the best of Seller’s and the Company’s knowledge, the Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to its knowledge, is not engaged in any unfair labor practices. Except as set forth in Exhibit 3.13, the Company is not a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of the Company.

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Section 3.14     Compliance with Laws. The Company is, and at all times prior to the date hereof have been, to the best of their knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of their assets or the operation of their businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of the Company. Seller and the Company have no basis to expect, nor have they received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by the Company. Exhibit 3.14 sets forth all licenses and permits held by the Company used in the operation of their businesses. These licenses and permits represent all of the licenses and permits required by the Company for the operation of their business.

Section 3.15     Title to Properties; Encumbrances. With the exception of items listed on Exhibit 3.15, the Company has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, that are material to the condition (financial or otherwise), business, operations or prospects of the Company, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of the Company, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby. At the time of Closing, the assets of the Company shall include, but shall not be limited to, those set forth in Exhibit 3.15, and all plant equipment and machinery located on the premises at the Company’s facility as of July 1, 2004, or thereafter purchased by the Company, including the specialized equipment developed by Debbas to make wine-filled chocolates.

Section 3.16     No Pending Transactions. Except for the transactions contemplated by this Agreement, neither Seller nor the Company is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of the Company, (ii) the sale of any of the assets of the Company except in the ordinary course of business, or (iii) the sale of any shares of the outstanding capital stock of the Company.

Section 3.17     No Undisclosed Liabilities. To the best of Seller’s and the Company’s knowledge, the Company does not have any obligation or liability (contingent or otherwise) that would be required to be reflected in the financial statements of the Company in accordance with GAAP except as reflected in the Company Balance Sheet.

Section 3.18     Contracts and Leases. Except as disclosed in Exhibit 3.18, the Company (i) has no leases of personal property relating to the assets of the Company, whether as lessor or lessee; (ii) has no contractual or other obligations relating to the assets of the Company, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the assets of the Company. The Company has furnished Purchaser a copy of each and every contract, lease or other document relating to the assets of the Company to which they are subject or are a party or a beneficiary. To Seller’s and the Company’s knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitutes a legal, valid and binding obligation of the Company and the other respective parties thereto and are enforceable in accordance with their terms. Seller and the Company have no knowledge of any default or breach under such contracts, leases or other documents or of any pending or threatened claims under any such contracts, leases or other documents. Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contracts, leases or other documents which would have a material adverse effect on the financial condition of the Company for the operation of its business after the Closing.

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Section 3.19     Material Agreements; Action. There are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Seller or the Company is a party or by which they are bound that involve or relate to: (i) any of the respective officers, directors, stockholders or partners of the Company; (ii) the sale of any of the assets of the Company other than in the ordinary course of business; (iii) covenants of Seller and the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; (iv) the acquisition by the Company of any operating business or the capital stock of any other Person; (v) the borrowing of money; or (vi) the expenditure of more than $5,000 in the aggregate or the performance by the Company extending for a period more than one year from the date hereof, other than in the ordinary course of business.

Section 3.20     No Default. Neither Seller nor the Company is in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Seller or the Company, and there has been no default in any material obligation to be performed by Seller or the Company under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor have Seller or the Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.21     Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Brussels, are accurate and complete and have been maintained in accordance with sound business practices. Upon Closing, all books and records will be in the possession of Seller or the Company.

Section 3.22     Insurance Policies. Copies of all insurance policies maintained by the Company relating to the operation of its business have been delivered or will be made available to Purchaser. The policies of insurance held by the Company are in such amounts, and insure against such losses and risks, as the Company and Seller reasonably deem appropriate for its property and business operations. All such insurance policies are in full force and effect, and all premiums due thereon have been paid. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing. Copies of all such policies are attached hereto as Exhibit 3.22.

Section 3.23     Employee Benefit Plans. The Company does not have or contribute to any pension, profit-sharing, option, other incentive plan, or other Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits except as set forth in Schedule 3.23. Schedule 3.23 is a list of each employee and consultant and the compensation paid to each employee and consultant.

Section 3.24     Absence of Certain Changes. Since the date of the Financial Statements, the Company has not:

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(a)	suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of the Company, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

(b)	made any change or amendment in each of their respective certificate of incorporation and or formation or Bylaws, or other governing instruments;

(c)	issued or sold any equity securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such equity securities, reclassified, split-up or otherwise changed any such equity security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

(d)	paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

(e)	prepaid any material obligation having a maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(f)	cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

(g)	made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than materials and supplies) at a cost in excess of $5,000 in the aggregate;

(h)	written off or been required to write off any notes or accounts receivable.

Section 3.25     Disclosure. No representation or warranty of the Seller or the Company contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.26     Brokerage Commission. No broker or finder has acted on behalf of Seller or the Company in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BRUSSELS

Brussels hereby represents and warrants to the Seller and the Company as follows:

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Section 4.1   Authorization. Brussels is a corporation duly organized in the state of Nevada and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby. All action on the part of Brussels necessary for the authorization, execution, delivery and performance of this Agreement by it has been taken and will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Brussels enforceable against Brussels in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.2   Valid Issuance. The shares of Brussels Common Stock to be issued to the Seller pursuant to the terms of Section 1.2 above, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and entitled to all of the benefits and rights stated in Brussels’ Articles of Incorporation and other charter documents.

Section 4.3   Restricted Stock. The shares of Brussels Common Stock to be issued to the Seller pursuant to the terms of Section 1.2 above are restricted securities and may only be sold, under current law, either by (a) the registration of the Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts. Brussels will use its best efforts to maintain current information by complying with its reporting requirements under The Securities Exchange Act of 1934, as amended.

Section 4.4   No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Brussels does not: (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Brussels is a party.

Section 4.5   Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Brussels in connection with the execution and delivery by Brussels of this Agreement or the consummation and performance of the transactions contemplated hereby other than as required under the federal securities laws.

Section 4.6   Disclosure. No representation or warranty of Brussels contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.7   No Additional Representations. Seller and the Company acknowledge that the Purchaser has made no representations or warranties to Seller or the Company as to the financial condition or otherwise of the Purchaser other than as contained in the Form 10-KSB of the Purchaser for the fiscal year ended April 30, 2003 and the Form 10-QSB for the quarters ended July 31, 2003, October 31, 2003 and January 31, 2004.

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Section 4.8   Brokerage Commission. No broker or finder has acted on behalf of Brussels in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Brussels.

ARTICLE V
ESCROW OF BRUSSELS COMMON STOCK AND CASH

Seller understands and acknowledges that the purchase of the Shares by Brussels is based, to a material degree, upon the representations and warranties made by Seller and the Company as set forth and contained herein regarding, among other things, the Minimum Revenue Guarantee, the collectibility of accounts receivable and the amount of certain liabilities. Therefore, as additional comfort and assurance to Brussels, Seller agrees to have shares representing the value of $650,000 of the Brussels Common Stock issued to the Seller by Brussels and $150,000 of the cash consideration provided for in Section 1.2.1 ("Escrow Cash") held by the Escrow Agent. The Escrow Agreement shall provide, among other things, that:

a)
$100,000 of the Escrow Cash shall be held pending the completion of the transfer of good title to the Company by Guy and Wendy Debbas as provided for in Section 2.3(ii), free from any liens, judgments or other claims, except for the first lien mortgage with Business Loan Center, Inc., in the approximate amount of $732,000;

b)	$50,000 shall be held against settlement of labor disputes and claims made by any third party for participation in the proceeds of the sale by the Sellers of the Shares;

c)
In the event the Minimum Revenue Guarantee is not met to the satisfaction of Brussels within the escrow period, the Seller shall forfeit to Brussels shares representing value of $98,000 of its Escrow Shares.

d)
In the event more than five percent (5%) of the accounts receivable of the Company ($241,869 at the date of closing) prove to be uncollectible, the Seller shall forfeit to Brussels shares from its Escrow Shares equal in dollar value to the amount of all uncollectible receivables in excess of five percent (5%) of the receivables outstanding at the Closing (the "Receivable Guarantee"). The number of shares of Brussels Common Stock to be forfeited and cancelled in satisfaction of this Receivable Guarantee shall be calculated using the average market closing price for shares of Brussels Common Stock for the five (5) consecutive business days preceding the date(s) at which such receivables are written off from Purchaser’s accounting records.

e)
The Escrow Shares shall be used, in part, to offset increases in certain liabilities identified subsequent to the Memorandum of Understanding dated May 27, 2004. Such increases in liabilities total $376,876.97 and consist in detail of:

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i.	$36,740.44 in held or post-dated checks;
ii.	$105,000 identified as a default judgement granted against Debas in the matter of Peter Van der Vort vs. Debas;
iii.	$155,825.60 in amounts payable to Schokinag Chocolate in excess of the amounts previously disclosed ( $181,677.40 at March 31, 2004); and
iv.	$79,310.93 in payroll related taxes payable in excess of the amounts previously disclosed ( $168,513.07 at March 31, 2004).

Both Brussels and Debbas will use their best efforts to negotiate reductions in the amount due in connection with these liabilities. Such reductions, if any, shall reduce Brussel’s offset against Escrow Shares. In the event further increases in these liabilities are identified, such increases, if any, shall increase Brussel’s offset against Escrow Shares.

Additionally, in the event Brussels becomes obligated for any of Seller’s or the Company’s liabilities in addition to those discussed herein, then the Escrow Shares shall be used as an offset by Brussels for such liabilities. A determination will be made as to the amount owed by Seller or the Company for such liabilities and the number of shares of Brussels Common Stock to be forfeited and cancelled in satisfaction of any such liability shall be calculated using the average market closing price for shares of Brussels Common Stock for the five (5) consecutive business days preceding the date(s) at which such liability is paid by Purchaser. By way of illustration, if the amount of liabilites of Seller or the Company was $1,000 and the stock price of Brussels was $1.00, then the number of shares to be forfeited and cancelled would be reduced by 1,000 shares.

ARTICLE VI
CONDITIONS TO CLOSING OF SELLER
AND THE COMPANY

Each obligation of Seller and the Company to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VI, except to the extent that such satisfaction is waived by Seller and the Company in writing.

Section 6.1   Representations and Warranties Correct. The representations and warranties made by Brussels contained in this Agreement shall be true and correct as of the Closing Date.

Section 6.2   Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Brussels on or prior to the Closing Date shall have been performed or complied with in all respects.

Section 6.3   Delivery of Certificate. Brussels shall provide to Seller and the Company Certificates, dated the Closing Date and signed by the President or Chief Financial Officer of Brussels to the effect set forth in Section 6.1 and 6.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

Section 6.4   Consents. All necessary consents and approvals of governmental bodies, lenders, lessors and other third parties shall have been obtained.

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Section 6.5   Payment of Purchase Price. Brussels shall have tendered the Purchase Price for the Shares as referenced in Section 1.2 to the Seller concurrently with the Closing.

Section 6.6   Related Transactions. The Related Transactions as set forth in Section 2.3 shall be consummated concurrently with the Closing.

Section 6.7   Corporate Resolutions. Brussels shall provide corporate resolutions of the Board of Directors of Brussels which approve the transactions contemplated herein and authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Section 6.8   Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Brussels.

ARTICLE VII
CONDITIONS TO CLOSING OF
BRUSSELS

Each obligation of Brussels to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VII, except to the extent that such satisfaction is waived by Brussels in writing.

Section 7.1   Representations and Warranties Correct. The representations and warranties made by the Seller and the Company hereof shall be true and correct as of the Closing Date.

Section 7.2   Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Seller and the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

Section 7.3   Delivery of Certificate. Seller and the Company shall provide to Brussels certificates, dated the Closing Date and signed by the Seller and by the President of the Company, respectively, to the effect set forth in Section 7.1 and 7.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

Section 7.4   Delivery of Shares. Seller shall have delivered certificates evidencing the Shares of the Company, duly endorsed to Brussels or accompanied by duly executed stock powers in form and substance satisfactory to Brussels.

Section 7.5   Corporate Resolutions. The Company shall provide to Brussels a corporate resolution of the Board of Directors of the Company, which approves the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

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Section 7.6   Consents; Transfer of Licenses. All necessary consents and approvals of governmental bodies, lenders, lessors and other third parties, and any transfer of licenses and leases required for the continued operation of the business of the Company.

Section 7.7   Related Transactions. The Related Transactions as set forth in Section 2.3 shall be consummated concurrently with the Closing, except for the transfer of the Building which shall occur as soon as possible after the Closing, and provided further that in the event that the Sellers fails to use their best efforts to consummate the transfer, then Brussels may sue Sellers for specific performance for the transfer of the Building.

Section 7.8     Resignation. The Officers and Directors of the Company shall have provided to Brussels their written resignations.

Section 7.9                  Ability to Audit. The Purchaser shall be satisfied that the Seller’s financial statements can be audited in compliance with Regulation S-B promulgated under the Securities Act of 1933, as amended.

Section 7.10       Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Company or any of its assets.

ARTICLE VIII
INDEMNIFICATION

Section 8.1   Indemnification from Seller and the Company. Seller and the Company, jointly and severally, hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Brussels), and hold Brussels, its officers, directors, employees, affiliates, assigns, agents and legal counsel (collectively, the "Brussels Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorneys= fees and costs of any suit related thereto) suffered or incurred by any of the Brussels Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of the Seller or the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Seller or the Company hereunder; (b) any nonfulfillment of any agreement on the part of Seller or the Company under this Agreement; (c) from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to Brussels hereunder; or (d) any suit, action, proceeding, claim or investigation against Brussels which arises from or which is based upon or pertaining to Seller’s or the Company’s conduct or the operation or liabilities of the business of the Company prior to the Closing Date.

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Section 8.2   Indemnification from Brussels. Brussels agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Seller) and hold Seller, the Company, its officers, directors, employees, agents, affiliates, legal counsel, successors and assigns (collectively, the "Seller’s Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorney’s fees and costs of any suit related thereto) suffered or incurred by any of the Seller’s Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of Brussels contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Brussels hereunder; (b) any nonfulfillment of any agreement on the part of Brussels under this Agreement; or (c) from any material misrepresentation in or material omission from, any exhibit, certificate or other agreement or instrument furnished or to be furnished to the Seller hereunder; or (d) any suit, action, proceeding, claim or investigation against Sellers which arises from or which is based upon or pertaining to Brussels conduct or the operation of the business of the Company subsequent to the Closing Date.

Section 8.3   Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 8.4   Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys= fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

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Section 8.5   Right to Offset. In the event that the Brussels Group is entitled to indemnification in accordance with Section 8.1 hereof, then Brussels shall have the right to offset any such amount from any obligations that are then due and payable to the Seller or the Company, or, if the Escrow Agreement is still in place, Brussels shall have the right to reduce the number of shares of Brussels Common Stock then held in escrow in accordance with the terms and conditions of the Escrow Agreement.

Section 8.6   Termination. Indemnification obligations of the Company, Seller, and Brussels shall terminate two (2) years after the date of the signing of this Agreement.

ARTICLE IX
TERMINATION

This Agreement shall terminate upon the occurrence of any of the following events:

(i)	the transactions contemplated by this Agreement are not consummated on or before the Closing Date (as defined in Section 2.1 (unless extended by all of the parties hereto in writing);

(ii)	all of the parties mutually agree in writing to terminate this Agreement; or

(iii)	any state or federal agency having jurisdiction over approval of this transaction shall disapprove of any part of the proposed transaction.

ARTICLE X
MISCELLANEOUS

Section 10.1   Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 10.2   Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

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(a)	if to the Seller
	or the Company:	Guy Debbas
5877 E. Brown
Fresno, California 93727

	with a copy to:	Robert Koligian, Jr.
Attorney at Law
5200 N. Palm Avenue, Ste. 301
Fresno, California 93704

(b)	if to Brussels:	Grant Petersen, Chief Executive Officer
One Riverway, Suite 1700
Houston, Texas 77056

	with a copy to:	Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 10.3   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 10.4   Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 10.5   Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement for the maximum period allowed by law.

Section 10.6   Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the test of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

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Section 10.7   Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 10.8   Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Harris County, Texas.

Section 10.9   Counterparts and Facsimiles. This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth below and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

Section 10.10       Costs and Expenses. Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 10.11             Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its  interpretation.

Section 10.12       No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.

Section 10.13       Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 10.14       Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 10.15       Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

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IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement to become effective as of the date first set forth above.

HOUSE OF BRUSSELS CHOCOLATES INC.

By:	/s/

Robert Wesolek, Chief Financial Officer and Secretary Date: __________________________

DEBAS CHOCOLATES, INC.

By:	/s/

By: Guy Debbas, President Date: __________________________

GUY DEBBAS

By:	/s/

Guy Debbas, Individually Sole Shareholder of DeBas Chocolates, Inc. d/b/a DeBas Chocolatier

WENDY DEBBAS

By:	/s/

Wendy Debbas, Individually

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EXHIBITS

Exhibit "A"	Escrow Agreement

Exhibit 2.3(i)	Employment Agreement

Exhibit 2.3(iv)	Minimum Revenue Guarantee Agreement

Exhibit 2.3(vi)	Agreement of Donald and Betty Warnes (Evidence of cancellation and forgiveness of related party debt)

Exhibit 3.8	Accounts Receivable of DeBas Chocolates, Inc. as of July 19, 2004

Exhibit 3.11	Taxes due and filings in arrears

Exhibit 3.13	Employee or labor contracts or disputes

Exhibit 3.15	Title to Properties; Encumbrances

Exhibit 3.18	Commercial Lease Agreement (Contracts, leases, powers of attorney or other obligations relating to assets)

Exhibit 3.22	Insurance Plans

Exhibit 3.23	Employee Benefit Plans

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